
                                                                              Exhibit 21

                              SOUTH JERSEY INDUSTRIES, INC.
                                SUBSIDIARIES OF REGISTRANT
                                 AS OF DECEMBER 31, 1999


                                       Percentage of
                                       Voting Securities                  State of
                                       Owned by Parent     Relationship   Incorporation
                                       --------------------------------------------------
South Jersey Industries, Inc.          Registrant          Parent         New Jersey

South Jersey Gas Company  (4)          99.13               (1)            New Jersey

Energy & Minerals, Inc.  (4)           100                 (1)            New Jersey

South Jersey Energy Company (4)        100                 (1)            New Jersey

SJ EnerTrade, Inc. (4)                 100                 (2)            New Jersey

R&T Group, Inc.  (4)                   100                 (1)            New Jersey

South Jersey Fuel, Inc.  (4)           100                 (3)            New Jersey



(1)  Subsidiary of South Jersey Industries, Inc.
(2)  Subsidiary of South Jersey Energy Company
(3)  Subsidiary of Energy & Minerals, Inc.
(4)  Subsidiary included in financial statements
